    As filed with the Securities and Exchange Commission on August 16, 1996
                                             Registration No. 333-______________
================================================================================

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                7TH LEVEL, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                       75-2480669
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)


                    1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                 (Address, including ZIP code, of registrant's
                         principal executive offices)


       7TH LEVEL, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)


                               GEORGE D. GRAYSON
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                7TH LEVEL, INC.
                    1110 EAST COLLINS BOULEVARD, SUITE 122
                            RICHARDSON, TEXAS 75081
                    (Name and address of agent for service)


                                 214-498-8100
         (Telephone number, including area code, of agent for service)


                                  Copies to:
                               DEREK R. MCCLAIN
                                JAMES A. KRAUSE
                            VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                       Proposed           Proposed
Title of                                maximum           maximum
securities           Amount to be   offering price       aggregate          Amount of
to be registered      registered     per share (1)   offering price (1)  registration fee
- -----------------------------------------------------------------------------------------
Common Stock        200,000 Shares        $7 5/8        $1,525,000           $525.87
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the average of the high and low prices on August 14, 1996, as reported on the Nasdaq National Market.

================================================================================

     The contents of the registration statement on Form S-8, File No. 33-85478, of 7th Level, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission on October 21, 1994, are hereby incorporated by reference.

ITEM 8.   EXHIBITS

          5      Opinion of Vinson & Elkins L.L.P.

          10.1   7th Level, Inc. Employee Stock Purchase Plan.

          23.1   Consent of KPMG Peat Marwick LLP

          23.2   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 15, 1996.

                                    7TH LEVEL, INC.



                                    By:         /s/ George D. Grayson
                                       -----------------------------------------
                                                George D. Grayson
                                            Chief Executive Officer and
                                              Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/ George D. Grayson        Chief Executive Officer and       August 15, 1996
- ------------------------      Chairman of the Board
 GEORGE D. GRAYSON            (Principal Executive Officer)


 /s/ Robert Alan Ezrin        President and Director            August 15, 1996
- ------------------------
 ROBERT ALAN EZRIN

  /s/ W. Scott Page           Executive Vice President of       August 15, 1996
- ------------------------      Production and Director
  W. SCOTT PAGE

 /s/ David R. Henkel          Chief Operating Officer and       August 15, 1996
- ------------------------      Director
 DAVID R. HENKEL

 /s/ David W. Craig           Chief Financial Officer           August 15, 1996
- ------------------------      (Principal Financial Officer
 DAVID W. CRAIG               and Principal Accounting Officer)


 /s/ Merv Adelson             Director                          August 15, 1996
- ------------------------
 MERV ADELSON

 /s/ Steven Fink              Director                          August 15, 1996
- ------------------------
 STEVEN FINK

 /s/ Lewis C. Solmon          Director                           August 5, 1996
- ------------------------
 LEWIS C. SOLMON

                                 EXHIBIT INDEX


                                                                    SEQUENTIALLY
   EXHIBIT                                                            NUMBERED
     NO.                     DESCRIPTION OF EXHIBITS                    PAGE
     ---                     -----------------------                    ----

     5       --       Opinion of Vinson & Elkins L.L.P.

     10.1    --       7th Level, Inc. Employee Stock Purchase Plan.

     23.1    --       Consent of KPMG Peat Marwick LLP

     23.2    --       Consent of Vinson & Elkins L.L.P.
                      (included in Exhibit 5)